PROSPECTUS and				PRICING SUPPLEMENT NO. 13
PROSPECTUS SUPPLEMENT, each		effective at 1:00 PM ET
Dated October 19, 2000			Dated 17 January 2001
CUSIP: 24422EMY2				Commission File No.: 333-39012
Filed pursuant to Rule 424(b)(3)

                        U.S. $2,075,000,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES D
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				22 January 2001

Maturity Date:					22 January 2003

Principal Amount:					$25,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					1 Month

Spread:						Plus 22 Basis Points

Initial Interest Determination Date:	18 January 2001

Day Count Convention:				Actual/360

Interest Reset Dates:				Monthly on the 22nd
                                          of each month
							(or next business day)

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Monthly on the 22nd
                                          of each month
							(or next business day)

Redemption Provisions:				None

Chase Securities Inc., as
Agent, has offered the Senior
Notes for sale at a price of
100% of the aggregate principal
amount of the Senior Notes.


Chase Securities Inc.

John R. Stafford is a director of Deere & Company and a director of The Chase Manhattan Corporation and The Chase Manhattan Bank (the Senior Trustee), which are affiliates of Chase Securities Inc.